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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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                                                           Organized Under Laws
Name of Company                                                     of
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
Cuyahoga Falls Concerts, Inc. ............................       Delaware
Hilltop Concerts, Inc. ...................................      California
HOB Chicago, Inc. ........................................       Delaware
HOB Concerts II, Inc. ....................................      California
HOB Concerts Arenas, Inc. ................................      California
HOB Concerts Canada Ltd. .................................   Ontario, Canada
HOB Concerts Company......................................       Colorado
HOB Concerts Events, Inc. ................................      California
HOB Concerts Oregon, Inc. ................................      California
HOB Concerts Tickets Holdings, Inc. ......................      California
HOB Concerts Tickets, Inc. ...............................      California
HOB Concerts/PACE Amphitheatres Group, L.P. ..............       Delaware
HOB Hotel Chicago, Inc. ..................................       Delaware
HOB Hotel Chicago Partners, L.P. .........................       Delaware
HOB Marina City, Inc. ....................................       Delaware
HOB Marina City Partners, L.P. ...........................       Delaware
House of Blues Brands Corp. ..............................       Delaware
House of Blues Cambridge Restaurant Corp. ................       Delaware
House of Blues Concerts, Inc. ............................      California
House of Blues Concerts/Hewitt/Silva LLC..................       Delaware
House of Blues Digital, Inc. .............................       Delaware
House of Blues Hospitality, Inc. .........................       Delaware
House of Blues Los Angeles Restaurant Corp. ..............       Delaware
House of Blues Las Vegas Restaurant Corp. ................       Delaware
House of Blues Music, Inc. ...............................       Delaware
House of Blues Myrtle Beach Restaurant Corp. .............       Delaware
House of Blues New Orleans Restaurant Corp. ..............       Delaware
House of Blues Orlando Restaurant Corp. ..................       Delaware
House of Blues Productions, Inc. .........................       Delaware
House of Blues Records, Inc. .............................       Delaware
House of Blues Tours and Talent, Inc. ....................       Delaware
House of Blues Smokin' Grooves, Inc. .....................       Delaware
House of Blues San Diego Restaurant Corp. ................       Delaware
Impact Tours, Inc. .......................................      California
Live from the House of Blues Productions, Inc. ...........       Delaware
The Andrew Hewitt Corporation.............................      California
WJS III, Inc. ............................................      California
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